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                                                                   Exhibit 10.27

                     THE CORPORATE EXECUTIVE BOARD COMPANY
                                 THE WATERGATE
                         600 NEW HAMPSHIRE AVENUE, N.W.
                             WASHINGTON, D.C. 20037

                               December __, 1998



Mr. David G. Bradley
2211 30th Street N.W.
Washington, DC 20008

     Re: $6,500,000 Promissory Note (the "Promissory Note") made on October 31, 1997 by David G. Bradley ("DGB") in favor of The Corporate Executive Board ("CEB") and the Security Agreement (the "Security Agreement"), dated October 31, 1997, by and between DGB and CEB, securing the payment of the balance due under the Promissory Note


Dear Mr. Bradley:

     Please refer to the Promissory Note and the Security Agreement referenced above. Capitalized terms used by not defined in this Letter Agreement (this "Letter Agreement") have the meanings given them in the Security Agreement.

     This Letter Agreement memorializes the following additional agreements and understandings between DGB and CEB in connection with the Promissory Note and the Security Agreement:

     1. DGB will prepay the outstanding principal balance under the Promissory Note plus any interest accrued thereon through the date of such prepayment (collectively, the "Prepayment Amount") to CEB within 30 days after the closing of the initial public offering by CEB of its shares of Common Stock.

     2. Upon CEB's receipt of the Prepayment Amount, CEB shall (i) return the Promissory Note to DGB, (ii) terminate the Security Agreement, (iii) release the Collateral and (iv) waive any and all rights that it may have under the Security Agreement.

     CEB and DGB agree that at any time and from time to time, upon written request, they will execute and deliver such further documents and do such further acts and things as may be reasonably requested in order to effectuate the purposes of this Letter Agreement and the transactions contemplated hereby.
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     If the foregoing accurately reflects our understandings and agreements, please so indicate by signing below, whereupon this Letter Agreement shall constitute a binding agreement between the parties hereto.

                                                   THE CORPORATE EXECUTIVE BOARD
                                                   COMPANY

                                                   By:
                                                       ------------------------
                                                   Name:
                                                   Title

SO AGREED:


       ----------------
By:    DAVID G. BRADLEY

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